EXHIBIT 99.1

Michael J. Sykes Joins Hampton Roads Bankshares

NORFOLK, Va., May 1, 2009 (GLOBE NEWSWIRE) -- Hampton Roads Bankshares, Inc. (Nasdaq:HMPR), the financial holding company for Bank of Hampton Roads, Shore Bank and Gateway Bank & Trust, is pleased to announce that Michael J. Sykes has joined the Company as a Senior Vice President and Special Assets Project Manager.

Prior to joining Hampton Roads Bankshares, Mr. Sykes was a Senior Client Manager and Team Leader for Bank of America. At Bank of America, he led a sales team in identifying and meeting client needs for treasury management, derivatives, syndicated finance, investment banking, permanent debt, and personal banking. He also led underwriting, negotiation, and delivery of debt products for acquisition, development and construction of income properties. He is experienced in project and entity level underwriting as well as management of troubled assets from identification through disposition.

Vice Chairman and Chief Executive Officer Jack W. Gibson commented, "Mike and I have worked in the banking industry for about the same length of time and he is someone that I admire and have a great deal of respect for. His reputation as a commercial lender in our market is impeccable. Asset quality is a challenge for the banking industry at this time. With Mike's depth and talent, I have asked him to assist with the management of our troubled assets. Mike will also be available to assist our lenders with the underwriting of some of our more complex credits. I am confident that he will prove to be an asset to our organization."

Mr. Sykes is a graduate of the University of Virginia. He is a board member of the Hampton Roads Association of Commercial Real Estate and the Old Dominion University Center for Real Estate Development.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a financial holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company's primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987; Shore Bank, which opened in 1961; and Gateway Bank & Trust Co., which opened in 1998. The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates eighteen banking offices in the Hampton Roads region of southeastern Virginia. Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Gateway Bank & Trust Co. serves Virginia and North Carolina through thirty-six banking offices. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance and investment products. Shares of the Company's common stock are traded on the NASDAQ Global Select Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

Certain statements in this report may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and other reports filed and furnished to the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements made in this press release and this release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

CONTACT:  Hampton Roads Bankshares, Inc.
          Tiffany K. Glenn, Executive Vice President , Investor
           Relations Officer
          (757) 217-1000